UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008

NP Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

818 A1A North
Suite 201
Ponte Vedra Beach, Florida 32082
(Address of principal executive offices)

(904) 280-2669
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement
Item 2.01                      Completion of Acquisition or Disposition of Assets
Item 3.02                      Unregistered Sales of Equity Securities

On August 21, 2008, NP Capital Corp. (the “Company”)  entered into and closed  a Website Purchase Agreement (the “WPA”) with Solar Energy Inc. (“SEI”) and the shareholders of SEI pursuant to which the Company acquired the domain name, www.solarenergy.com,  the web site that uses the domain name, the name Solar Energy, Inc. and all trade rights associated with these assets (collectively, the “SEI Assets”).

In consideration for the purchase and sale of the SEI Assets, the Company assumed various liabilities, made a cash payment of $160,000 at closing, issued the seller a secured note in the principal amount of $840,000 with 7.5% interest that is payable over a period of 21 months with payments of $40,000 per month and issued the seller 1,000,000 shares of common stock of the Company.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Act”)  for the issuance of the above shares pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the seller is an accredited investor, the seller had access to information about the Company and its investment, the seller took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Website Purchase Agreement by and among NP Capital Corp, SEI Acquisition, Inc., SolarEnergy, Inc., David H. Smith Revocable rust dated June 16, 1993 and David Smith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NP CAPITAL CORP.

Date: August 27, 2008	By:	/s/ Bradley Holt
Bradley Holt
Chief Executive Officer